                                                                     EXHIBIT 4.3
                               CREDIT AGREEMENT



                                 by and among



                      HEALTH MANAGEMENT ASSOCIATES, INC.
                                 as Borrower,



                            BANK OF AMERICA, N.A.,
                    as Administrative Agent and as Lender,



                          FIRST UNION NATIONAL BANK.,
                      as Syndication Agent and as Lender,



                                      and



                           THE CHASE MANHATTAN BANK,
                      as Syndication Agent and as Lender,



                                      and



                  THE LENDERS PARTY HERETO FROM TIME TO TIME

                               November 30, 1999



                        BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager

================================================================================

                               TABLE OF CONTENTS


                                                                     Page
                                   ARTICLE I

                             Definitions and Terms


1.1.   Definitions...................................................   2
1.2.   Rules of Interpretation.......................................  25

                                  ARTICLE II

                             The Credit Facilities

2.1.   Five Year Revolving Credit Facility...........................  27
2.2.   364 Day Revolving Credit Facility.............................  27
2.3.   Amounts.......................................................  27
2.4.   Advances............................. ........................  28
2.5.   Repayment of Loans............................................  29
2.6.   Reductions....................................................  29
2.7.   364 Day Term Loan Option......................................  30
2.8.   Use of Proceeds...............................................  31
2.9.   Notes.........................................................  31
2.10.  Guaranty......................................................  31

                                  ARTICLE III

                               Letters of Credit


3.1.   Letters of Credit.............................................  32
3.2.   Reimbursement and Participations..............................  32

                                  ARTICLE IV

               Eurodollar Funding, Fees, and Payment Conventions

4.1    Interest Rate Options.........................................  36
4.2    Conversions and Elections of Subsequent Interest Periods......  36
4.3    Payment of Interest...........................................  37
4.4    Prepayments of Eurodollar Rate Loans..........................  37
4.5    Manner of Payment.............................................  37
4.6    Fees..........................................................  38
4.7    Pro Rata Payments.............................................  39
4.8    Computation of Rates and Fees.................................  39
4.9    Deficiency Advances; Failure to Purchase Participations.......  39
4.10   Intraday Funding..............................................  40

                                   ARTICLE V

                            Change in Circumstances


5.1.  Increased Cost and Reduced Return..............................  41
5.2.  Limitation on Types of Loans...................................  42
5.3.  Illegality.....................................................  42
5.4.  Treatment of Affected Loans....................................  43
5.5.  Compensation...................................................  43
5.6.  Taxes..........................................................  44

                                  ARTICLE VI

           Conditions to Making Loans and Issuing Letters of Credit


6.1.   Conditions of Initial Advance..................................  46
6.2.   Conditions of Revolving Loans and Letter of Credit.............  48

                                  ARTICLE VII

                        Representations and Warranties


7.1.   Organization and Authority.....................................  50
7.2.   Loan Documents.................................................  50
7.3.   Solvency.......................................................  51
7.4.   Subsidiaries and Stockholders..................................  51
7.5.   Ownership Interests............................................  51
7.6.   Financial Condition............................................  51
7.7.   Title to Properties............................................  52
7.8.   Taxes..........................................................  52
7.9.   Other Agreements...............................................  52
7.10.  Contract Providers.  To the best knowledge of the
       Borrower, n....................................................  53
7.11.  Litigation.....................................................  53
7.12.  Margin Stock...................................................  54
7.13.  Investment Company.............................................  54
7.14.  Patents, Etc...................................................  54
7.15.  No Untrue Statement............................................  54
7.16.  No Consents, Etc...............................................  54
7.17.  Employee Benefit Plans.........................................  55
7.18.  No Default.....................................................  56
7.19.  Environmental Laws.............................................  56
7.20.  Employment Matters.............................................  56
7.21.  RICO...........................................................  57
7.22.  Year 2000 Compliance...........................................  57
7.23.  Reimbursement from Third Party Payors..........................  57
7.24.  Fraud and Abuse................................................  57
7.25.  Licensing and Accreditation....................................  58

                                 ARTICLE VIII

                             Affirmative Covenants


8.1.   Financial Reports, Etc.........................................  59
8.2.   Maintain Properties............................................  60
8.3.   Existence, Qualification, Etc..................................  60
8.4.   Regulations and Taxes..........................................  60
8.5.   Insurance......................................................  61
8.6.   True Books.....................................................  61
8.7.   Year 2000 Compliance...........................................  61
8.8.   Right of Inspection............................................  61
8.9.   Observe all Laws...............................................  61
8.10.  Governmental Licenses..........................................  61
8.11.  Covenants Extending to Other Persons...........................  62
8.12.  Officer's Knowledge of Default.................................  62
8.13.  Suits or Other Proceedings.....................................  62
8.14.  Notice of Environmental Complaint or Condition.................  62
8.15.  Environmental Compliance.......................................  62

                                      ii

8.16.  Indemnification................................................  63
8.17.  Further Assurances.............................................  63
8.18.  Employee Benefit Plans.........................................  63
8.19.  Continued Operations...........................................  64
8.20.  New Subsidiaries...............................................  64

                                 ARTICLE IX

                             Negative Covenants

9.1.   Financial Covenants............................................  66
9.2.   Acquisitions...................................................  66
9.3.   Liens..........................................................  67
9.4.   Indebtedness...................................................  68
9.5.   Transfer of Assets.............................................  68
9.6.   Investments....................................................  69
9.7.   Merger or Consolidation........................................  69
9.8.   Restricted Payments............................................  69
9.9.   Transactions with Affiliates...................................  70
9.10.  Compliance with ERISA, the Code and Foreign Benefit Laws.......  70
9.11.  Fiscal Year....................................................  71
9.12.  Dissolution, etc...............................................  71
9.13.  Limitations on Sales and Leasebacks............................  71
9.14.  Change in Control..............................................  71
9.15.  Rate Hedging Obligations.......................................  71
9.16.  Negative Pledge Clauses........................................  71
9.17.  Retirement of Treasury Stock...................................  71
9.18.  Capital Expenditures of Restricted Subsidiaries................  71

                                  ARTICLE X

                     Events of Default and Acceleration

10.1.  Events of Default..............................................  73
10.2.  Agent to Act...................................................  76
10.3.  Cumulative Rights..............................................  76
10.4.  No Waiver......................................................  76
10.5.  Allocation of Proceeds.........................................  76

                                 ARTICLE XI

                                  The Agent

11.1.  Appointment, Powers, and Immunities............................  78
11.2.  Reliance by Agent..............................................  78
11.3.  Defaults.......................................................  79
11.4.  Rights as Lender...............................................  79
11.5.  Indemnification................................................  79
11.6.  Non-Reliance on Agent and Other Lenders........................  80
11.7.  Resignation of Agent...........................................  80

                                  ARTICLE XII

                                 Miscellaneous

 12.1.   Assignments and Participations...............................   81
 12.2.   Notices......................................................   83
 12.3.   Right of Set-off; Adjustments................................   84
 12.4.   Survival.....................................................   84
 12.5.   Expenses.....................................................   84
 12.6.   Amendments and Waivers.......................................   85
 12.7.   Counterparts; Facsimile Signatures...........................   85
 12.8.   Termination..................................................   85
 12.9.   Indemnification; Limitation of Liability.....................   86
 12.10.         Severability..........................................   87
 12.11.         Entire Agreement......................................   87
 12.12.         Agreement Controls....................................   87
 12.13.         Usury Savings Clause..................................   87
 12.14.         Payments..............................................   88
 12.15.         Governing Law; Waiver of Jury Trial...................   88

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of November 30, 1999 (the "Agreement"), is made by and among

     HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation having its principal place of business in Naples, Florida (the "Borrower"),

     BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"),

     BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as Administrative Agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7, the "Agent"),

     FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States, in its capacity as a Syndication Agent, and

     THE CHASE MANHATTAN BANK, a state bank chartered under the laws of New York, in its capacity as a Syndication Agent;

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Borrower has requested that the Lenders make available to the Borrower (a) a 364 day revolving credit facility of up to $150,000,000, and (b) a five year revolving credit facility of up to $450,000,000, which shall include a letter of credit facility of up to $15,000,000 for the issuance of standby letters of credit, the proceeds of which are to be used (i) to refinance Indebtedness for Money Borrowed owing by the Borrower under the Existing Credit Agreement and (ii) for general corporate purposes, including permitted Acquisitions and the repurchase of up to $250,000,000 of the Borrower's capital stock; and

     WHEREAS, the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I
                             Definitions and Terms
                             ---------------------

     1.1. Definitions.  For the purposes of this Agreement, in addition to
          -----------
the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

          "Advance" means a borrowing under the Five Year Revolving Credit Facility or the 364 Day Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

          "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Borrower; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

          "Applicable Commitment Percentage" means, for each Lender at any time, with respect to the Five Year Revolving Credit Facility, the 364 Day Revolving Credit Facility and the Letter of Credit Facility, a fraction, the numerator of which shall be the sum of such Lender's Five Year Commitment and 364 Day Commitment and the denominator of which shall be the sum of the Total Five Year Commitment and Total 364 Day Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

          "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" means that percent per annum set forth below under the heading "Applicable Margin for Eurodollar Rate

     Loans" or "Applicable Margin for Base Rate Loans", as appropriate, as specified in the table below opposite the applicable Tier determined by the Ratings as in effect at the time of determination:

                               Rating
                               ------

       Tier             S&P           Moody's        Applicable Margin for       Applicable Margin for
       ----             ---           -------        ---------------------       ---------------------
                                                     Eurodollar Rate Loans       Base Rate Loans
                                                     ---------------------       ---------------

       I              *BBB+           *Baa1                   1.000%                   0.000%

       II              BBB             Baa2                   1.250%                   0.250%

       III             BBB-            Baa3                   1.500%                   0.500%

       IV             **BB+           **Ba1                   1.750%                   0.750%

     **  less than or equal to
     *   greater than or equal to


     provided, however that until May 30, 2000, Tier I shall not be available and Tier II shall apply in its stead. The Applicable Margin shall be established from time to time based upon the Ratings in effect from time to time. Any change in the Applicable Margin due to a change in any Rating shall be effective on the date of such change in such Rating. In the event of a split Rating where the Ratings are one level apart, the higher Rating shall determine the Applicable Margin. In the event of a split Rating where the Ratings are more than one level apart, the Applicable Margin shall be determined by the Tier that is one level below the Tier corresponding to the higher Rating. In the event that the Borrower shall have not have a Rating from either S&P or Moody's, the Applicable Margin shall remain at the last applicable Tier until the earlier of (i) thirty (30) days and (ii) the date a mutual agreement is reached between the Borrower, the Agent and the Lenders. If such mutual agreement is not reached within thirty (30) days, the Applicable Margin shall be Tier IV until such mutual agreement is reached.

          "Applicable Five Year Facility Fee" means that percent per annum set forth below under the heading "Applicable Five Year Facility Fee" as specified in the table below opposite the applicable Tier determined by the Ratings as in effect at the time of determination:


                                Rating
                                ------

           Tier          S&P           Moody's           Applicable Five Year
           ----          ---           -------           --------------------
                                                             Facility Fee
                                                             ------------

          I            **BBB+          *Baa1                    0.175%

          II             BBB            Baa2                    0.200%

          III            BBB-           Baa3                    0.250%

          IV           *  BB+          **Ba1                    0.300%

     **  less than or equal to
     *   greater than or equal to


     The Applicable Five Year Facility Fee shall be established from time to time based upon the Ratings in effect from time to time; provided that until May 30, 2000, Tier I shall not be available and Tier II shall apply in its stead. Any change in the Applicable Five Year Facility Fee due to a change in any Rating shall be effective on the date of such change in such Rating. In the event of a split Rating where the Ratings are one level apart, the higher Rating shall determine the Applicable Five Year Facility Fee. In the event of a split Rating where the Ratings are more than one level apart, the Applicable Five Year Facility Fee shall be determined by the Tier that is one level below the Tier corresponding to the higher Rating. In the event that the Borrower shall have not have a Rating from either S&P or Moody's, the Applicable Five Year Facility Fee shall remain at the last applicable Tier until the earlier of (i) thirty
     (30) days and (ii) the date a mutual agreement is reached between the Borrower, the Agent and the Lenders. If such mutual agreement is not reached within thirty (30) days, the Applicable Five Year Facility Fee shall be Tier IV until such mutual agreement is reached.

          "Applicable 364 Day Facility Fee" means that percent per annum set forth below under the heading "Applicable 364 Day Facility Fee" as specified in the table below opposite the applicable Tier determined by the Ratings as in effect at the time of determination:

                         Rating
                         ------

           Tier      S&P      Moody's     Applicable 364 Day
           ----      ---      -------     ------------------
                                             Facility Fee
                                             ------------

            I       *BBB+      *Baa1            0.150%

            II       BBB        Baa2            0.175%

            III      BBB-       Baa3            0.225%

            IV      **BB+      **Ba1            0.275%

     **  less than or equal to
     *   greater than or equal to

     The Applicable 364 Day Facility Fee shall be established from time to time based upon the Ratings in effect from time to time; provided that until May 30, 2000, Tier I shall not be available and Tier II shall apply in its stead. Any change in the Applicable 364 Day Facility Fee due to a change in any Rating shall be effective on the date of such change in such Rating. In the event of a split Rating where the Ratings are one level apart, the higher Rating shall determine the Applicable 364 Day Facility Fee. In the event of a split Rating where the Ratings are more than one level apart, the Applicable 364 Day Facility Fee shall be determined by the Tier that is one level below the Tier corresponding to the higher Rating. In the event that the Borrower shall have not have a Rating from either S&P or Moody's, the Applicable 364 Day Facility Fee shall remain at the last applicable Tier until the earlier of (i) thirty (30) days and (ii) the date a mutual agreement is reached between the Borrower, the Agent and the Lenders. If such mutual agreement is not reached within thirty (30) days, the Applicable 364 Day Facility Fee shall be Tier IV until such mutual agreement is reached.

          "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

          "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

          "Authorized Representative" means any of the President, Executive Vice President - Finance and Vice President - General Counsel, or Vice President-Controller of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

          "Bank of America" means Bank of America, N.A.

          "BAS" means Banc of America Securities LLC and its successors.

          "Base Rate" means, for any day, the rate per annum equal to the sum of
     (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

          "Base Rate Loan" means a Loan or a Segment of the Term Loan for which the rate of interest is determined by reference to the Base Rate.

          "Base Rate Refunding Loan" means a Base Rate Loan made to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit.

          "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

          "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

          "Borrower's Account" means any demand deposit account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

          "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Five Year Revolving Credit Facility or the 364 Day Revolving Credit Facility, in the form of Exhibit D.

          "Business Day" means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York or North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

          "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 8.1(a) or (b), and
     (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 8.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

          "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

          "Change of Control" means, at any time:

                 (i) an event by which any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), indirectly, of Voting Securities of the Borrower (or securities convertible into or exchangeable for such Voting Securities) representing 33-1/3% or more of the combined voting power of all Voting Securities of the Borrower (on a fully diluted basis) or
          (B) otherwise acquires the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                 (ii) during any period of up to 12 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                 (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

          "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 6.1 have been satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to as of the Closing Date in
     Section 7.6(a).

          "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income less all non-cash income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation, and (vi) non-cash liabilities otherwise deducted in calculating Consolidated Net Income resulting from FASB No. 106 Adjustments or FASB No. 121 Adjustments, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period less Capital Expenditures (excluding Costs of Acquisitions) for such period, to (ii) Consolidated Interest Expense for such period.

          "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis.

          "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense,
     (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligation) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases and Synthetic Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

          "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and
     (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis; provided that in making any computation or determining any amount by reference to any item appearing on the financial statements of the Borrower and its Subsidiaries, all FASB 133 Adjustments to such computation or amount shall be disregarded.

          "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided that in making any computation or determining any amount by reference to any item appearing on the financial statements of the Borrower and its Subsidiaries, all FASB 133 Adjustments to such computation or amount shall be disregarded.

          "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus
     (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds
     (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.2 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

          "Contract Provider" means any Person who provides professional health care services under or pursuant to any contract with the Borrower or any Subsidiary.

          "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.2 of one Type of Loan into another Type of Loan.

          "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction,

     (A) the capital stock of the Borrower shall be valued as the last price reported on the national securities exchange on which it is listed, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 8.1(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

          "Credit Parties" means, collectively, the Borrower and each Guarantor.

          "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

          "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Reimbursement Obligations, fees, and other amounts payable in respect of Obligations or (except as otherwise expressly provided therein) the obligations of any other Credit Party under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and
     (iii) in any case, the maximum rate permitted by applicable law, if lower.

          "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

          "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

          "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other commercial bank or financial institution approved by the Agent, such approval not to be unreasonably withheld or delayed by the Agent, and, unless a Default or an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.1, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

               (a)  Government Securities;

               (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

               (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A" or better by S&P or "A" or better by Moody's;

               (d)  Repurchase Agreements;

               (e)  Municipal Obligations;

               (f)  Pre-Refunded Municipal Obligations;

               (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

               (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-2" or better by Moody's; and

               (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

          "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Borrower or any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of the Borrower, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

          "Environmental Laws" means any foreign, federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource

     Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

          "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

          "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

          Eurodollar     =       Interbank Offered Rate          +  Applicable
          Rate             _____________________________________      Margin
                               1-  Reserve Requirement

          "Eurodollar Rate Loan" means a Loan or Segment of the Term Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

          "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

          "Event of Default" means any of the occurrences set forth as such in
     Section 10.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

          "Existing Credit Agreement" means that certain Fourth Amended and Restated Credit and Reimbursement Agreement dated as of December 1, 1994 among the Borrower, Bank of America and the lenders party thereto, as amended by Amendment Agreement No. 1 to Fourth Amended and Restated Revolving Credit and Reimbursement Agreement dated as of September 30, 1996.

          "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Agent and the Lenders, as the same may be amended, modified or supplemented.

          "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Five Year Revolving Credit Facility and the 364 Day Revolving Credit Facility by payment in full of all Five Year Outstandings, 364 Day Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 10.1(B), (b) all Five Year Commitments, 364 Day Commitments and Letter of Credit Commitments shall have terminated or expired, (c) the Borrower shall have permanently terminated the Term Loan by payment in full of all Term Loan Outstandings, together will all accrued and unpaid interest thereon and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other Contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and which expressly survive termination of this Agreement).

          "FASB No. 106 Adjustments" means adjustments to income (or loss) less actual cash payments resulting from "retirement benefits other than pensions" (as defined in the Statement of Financial Accounting Standards No. 106).

          "FASB No. 121 Adjustments" means adjustments charged to income (or loss) resulting from impairment of long-lived assets (as defined in the Statement of Financial Accounting Standards No. 121).

          "FASB 133 Adjustments" means entries on or adjustments to any balance sheet or statement of income in respect of derivatives or hedging instruments as required or permitted by Statement of Financial Accounting Standards No. 133.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

          "Federal health care offense" has the same meaning as the definition at subsection (a) of 18 U.S.C. (S) 24, and any statutes succeeding thereto.

          "Federal health care program" has the same meaning as the definition at subsection (f) of 42 U.S.C. (S) 1320a-7b, and any statutes succeeding thereto.

          "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on October 1 of each calendar year and ending on September 30 of the next calendar year.

          "Five Year Commitment" means, with respect to each Lender, the obligation of such Lender to make Five Year Loans to the Borrower up to an aggregate principal amount at any time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Five Year Commitment.

          "Five Year Loans" means, any Advance under the Five Year Revolving Credit Facility.

          "Five Year Notes" means, collectively, the promissory notes of the Borrower evidencing Five Year Loans executed and delivered to the Lenders as provided in Section 2.9(a) substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

          "Five Year Outstandings" means, as of any date of determination, the aggregate principal amount of all Five Year Loans then outstanding.

          "Five Year Revolving Credit Facility" means the facility described in
     Section 2.1 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of up to the Total Five Year Commitment.

          "Five Year Stated Termination Date" means November 29, 2004.

          "Five Year Termination Date" means (i) the Five Year Stated Termination Date or (ii) such earlier date of termination of the Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or (iii) such earlier date as the Borrower may voluntarily and permanently terminate the Five Year Revolving Credit Facility by payment in full of all Five Year Outstandings and all Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, and the cancellation of or cash collateralization acceptable to the Issuing Bank of all Letters of Credit.

          "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

          "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

          "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

          "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

          "Governmental Authority" means any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "Guarantors" means, at any date, the Subsidiaries who are required to be parties to a Facility Guaranty at such date.

          "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

          "HCFA" means the Health Care Financing Administration of the United States Department of Health and Human Services, and any successor thereto.

          "HHS" means the United States Department of Health and Human Services, and any successor thereto.

          "Hospital Facility" means a general acute care or psychiatric hospital.

          "Indebtedness" means as to any Person, without duplication, (a) all Indebtedness for Money Borrowed of such Person, (b) all Rate Hedging Obligations of such Person, (c) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (d) all Contingent Obligations of such Person.

          "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases and Synthetic Leases, the deferred purchase price of any property or services, the aggregate face amount of all surety bonds, letters of credit, and bankers' acceptances, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements).

          "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest

     1/100 of 1%).

          "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof; provided that,

                 (i) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                 (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

          "Issuing Bank" means Bank of America as issuer of Letters of Credit under Article III.

          "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

          "Letter of Credit" means a standby letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

          "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

          "Letter of Credit Facility" means the facility described in Article
                                                                      -------
     III hereof providing for the issuance by the Issuing Bank for the account
     ---
     of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

          "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Loans" means, collectively, the Five Year Loans, the 364 Day Loans and the Term Loan (including each Segment thereof).

          "Loan Documents" means this Agreement, the Notes, the Facility Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the Issuing Bank) or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

          "Medicaid Certification" means certification by HCFA or a state agency or entity under contract with HCFA that health care operations are in compliance with all the conditions of participation set forth in the Medicaid Regulations.

          "Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care operation under which the health care operation agrees to provide services for Medicaid beneficiaries in accordance with the terms of the agreement and Medicaid Regulations.

          "Medicaid Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

          "Medicare Certification" means certification by HCFA or a state agency or entity under contract with HCFA that the health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulations.

          "Medicare Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicare program and a health care operation under which the health care operation agrees to provide services for Medicare beneficiaries in accordance with the terms of the agreement and Medicare Regulations.

          "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, HHS, HCFA, the Office of the Inspector General for HHS, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

          "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

          "Notes" means, collectively, the Five Year Notes and the 364 Day
     Notes.

          "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement

     Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender (or any affiliate of any Lender) which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders (including the Issuing Bank), the Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

          "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

          "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

          "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

          "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, the Five Year Outstanding, the 364 Day Outstandings and the Term Loan Outstandings on such date.

          "Participation" means, with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof.

          "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

          "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

          "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

          "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

          "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

          "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

          "Rate Hedging Obligations" means, without duplication, any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

          "Rating" means the rating of senior, unsecured, non-credit enhanced Indebtedness for Money Borrowed of the Borrower in effect at any time, which rating is made by either of S&P or Moody's.

          "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

          "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 2.4(c)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

          "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

          "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the sum of its Five Year Commitment plus 364 Day Commitment or Term Loan Outstandings if the Borrower has converted all 364 Day Loans into the Term Loan in accordance with Section 2.7, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Five Year Outstandings plus (ii) the amount of such Lender's Applicable Commitment Percentage of 364 Day Outstandings plus (without duplication)
     (iii) the amount of such Lender's Applicable Commitment Percentage of the Term Loan Outstandings plus (iv) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Five Year Commitment or 364 Day Commitment, as the case may be, of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank until such Lender shall pay such deficiency amount to the Issuing Bank together with interest thereon as provided in Section 4.9.

          "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

          "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries (other than those payable or distributable solely to the Borrower or any Subsidiary) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower or any Subsidiary) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of Subsidiary Securities of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower or any Subsidiary.

          "Restricted Subsidiary" means each of River Oaks Medical Office Building, Inc., River Oaks Hospital, Inc., ROH, Inc. and Paintsville Hospital Company so long as each such Person is unable to guarantee the Obligations of the Borrower hereunder.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "Segment" means a portion of the Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

          "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                 (ii) it is then able and expects to be able to pay its debts as they mature; and

                (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

          "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

          "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender or any affiliate of any Lender.

          "Synthetic Lease" means a leveraged leasing arrangement under which the lease of property is treated as an operating lease under GAAP but is treated as a financing lease arrangement for legal and tax purposes.

          "Term Loan" has the meaning assigned in Section 2.7.

          "Term Loan Maturity Date" has the meaning assigned in Section 2.7.

          "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding.

          "Term Loan Termination Date" means (i) the Term Loan Maturity Date or
     (ii) such earlier date of termination of Lenders' obligations pursuant to
     Section 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Term Loan by payment in full of all Obligations incurred in connection with the Term Loan.

          "Term Note" has the meaning assigned in Section 2.7.

          "Termination Event" means: (i) a "Reportable Event" described in
     Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

          "364 Day Commitment" means, with respect to each Lender, the obligation of such Lender to make 364 Day Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total 364 Day Commitment.

          "364 Day Loans" means any Advance under the 364 Day Revolving Credit Facility.

          "364 Day Notes" means, collectively, the promissory notes of the Borrower evidencing 364 Day Loans executed and delivered to the Lenders as provided in Section 2.9(b) substantially in the form of Exhibit F-2, with appropriate insertions as to amounts, dates and names of Lenders.

          "364 Day Outstandings" means as of any date of determination, the aggregate principal amount of all 364 Day Loans then outstanding.

          "364 Day Revolving Credit Facility" means the facility described in
     Section 2.2 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of up to the Total 364 Day Commitment.

          "364 Day Stated Termination Date" means November 27, 2000.

          "364 Day Termination Date" means (i) the 364 Day Stated Termination Date or (ii) such earlier date of termination of the Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or
     (iii) such earlier date as the Borrower may voluntarily and permanently terminate the 364 Day Revolving Credit Facility by payment in full of all 364 Day Outstandings, together with all accrued and unpaid interest thereon.

          "Total Letter of Credit Commitment" means an amount not to exceed $15,000,000.

          "Total Five Year Commitment" means a principal amount equal to $450,000,000 as reduced from time to time in accordance with Section 2.6.

          "Total 364 Day Commitment" means a principal amount equal to $150,000,000 as reduced from time to time in accordance with Section 2.6.

          "Trigger Date" means the date the Rating is lower than BBB- by S&P or Baa3 by Moody's.

          "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).


          "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrower's and its Subsidiaries' business and operations, taken as a whole, will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000.

          "Year 2000 Problem" means the risk that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

     1.2. Rules of Interpretation.
          -----------------------

          (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

          (b) Each term defined in Articles 1, 8 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

          (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

          (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

          (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

          (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

          (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%", such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

          (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

          (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

          (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                  ARTICLE II

                             The Credit Facilities
                             ---------------------

     2.1. Five Year Revolving Credit Facility. Subject to the terms and
          -----------------------------------
conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Five Year Revolving Credit Facility from time to time from the Closing Date until the Five Year Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Five Year Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the amount of Five Year Outstandings plus Letter of Credit Outstandings shall not exceed the Total Five Year Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Five Year Revolving Credit Facility on any Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Five Year Termination Date.

     2.2. 364 Day Revolving Credit Facility. Subject to the terms and
          ---------------------------------
conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the 364 Day Revolving Credit Facility from time to time from the Closing Date until the 364 Day Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the 364 Day Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the amount of 364 Day Outstandings shall not exceed the Total 364 Day Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the 364 Day Revolving Credit Facility on any Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the 364 Day Termination Date.

     2.3. Amounts. (a) Except as otherwise permitted by the Lenders from time
          -------
to time, the amount of Five Year Outstandings plus Letter of Credit Outstandings shall not exceed at any time the Total Five Year Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Advance under the Five Year Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $10,000,000, and, if greater than $10,000,000, an integral multiple of $5,000,000.

     (b) Except as otherwise permitted by the Lenders from time to time, the amount of 364 Day Outstandings shall not exceed at any time the Total 364 Day Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each

Advance under the 364 Day Revolving Credit Facility, shall be in an amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $1,000,000.

     2.4. Advances. (a) An Authorized Representative shall give the Agent
          --------
(i) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 10:30 A.M. and (ii) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to
Section 2.4(d) and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Loan. Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, whether the borrowing is under the Five Year Revolving Credit Facility or the 364 Day Revolving Credit Facility, the type of Loan (Base Rate or Eurodollar
Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

     (b) Not later than 2:00 P.M. on the date specified for each borrowing under Section 2.1 or 2.2, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Five Year Loan(s) or 364 Day Loan(s) to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

     (c) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing from other funds available to the Borrower, (i) provided that the conditions to making a Five Year Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Agent at its Principal Office by each Lender under the Five Year Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment

Percentage of such Reimbursement Obligation, and (ii) if the conditions to making a Five Year Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing
Bank) at its Principal Office in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

     2.5. Repayment of Loans  The principal amount of each Five Year Loan shall
          ------------------
be due and payable to the Agent for the benefit of each Lender in full on the Five Year Termination Date, or earlier as specifically provided herein. The principal amount of each 364 Day Loan shall be due and payable to the Agent for the benefit of each Lender in full on the 364 Day Termination Date, or earlier as specifically provided herein. The principal amount of any Loan may be prepaid in whole or in part on any Business Day, upon (a) at least three (3) Business Days' irrevocable telephonic notice in the case of each Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M. and (b) irrevocable telephonic notice in the case of each Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Five Year Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Five Year Outstandings, or such other amount as necessary to comply with Section 2.3(a). All prepayments of 364 Day Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all 364 Day Outstandings, or such other amount as necessary to comply with Section 2.3(b).

     2.6. Reductions. (a) The Borrower shall, by notice from an Authorized
          ----------
Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Five Year Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Five Year Commitment, and shall permanently reduce the Total Five Year Commitment. Each reduction of the Total Five Year Commitment shall be accompanied by payment of the Five Year Loans to the extent that the principal amount of Five Year Outstandings plus Letter of Credit Outstandings exceeds the Total Five Year Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

     (b) The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total 364 Day Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total 364 Day Commitment, and shall permanently reduce the Total 364 Day Commitment. Each reduction of the Total 364 Day Commitment shall be accompanied by payment of the 364 Day Loans to the extent that the principal amount of 364 Day Outstandings exceeds the Total 364 Day Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

     2.7. 364 Day Term Loan Option. The Borrower shall have the option, so long
          ------------------------
as no Default or Event of Default shall have occurred and be continuing, to convert all or any part of the 364 Day Outstandings as of the 364 Day Stated Termination Date to a term loan maturing on the date (the "Term Loan Maturity Date") that is one year after the 364 Day Stated Termination Date. The Borrower may exercise such option by giving written notice to the Agent at least thirty
(30) days prior to the 364 Day Stated Termination Date. If the Agent does not receive such notification within the time period specified in the preceding sentence of this Section 2.7, the principal amount of all 364 Day Loans together with all accrued interest thereon shall be due and payable on the 364 Day Stated Termination Date. 364 Day Outstandings converted to a Term Loan at the election of the Borrower in accordance with this Section 2.7 shall be referred to collectively as the "Term Loan". The Term Loan may be comprised of Base Rate Segments and Eurodollar Rate Segments as the Borrower may elect in accordance with the provisions hereof. Amounts repaid or prepaid on the Term Loan may not be reborrowed. For purposes of this Agreement, in the event that the Borrower elects to convert all or any part of 364 Day Outstandings on the 364 Day Stated Termination Date in accordance herewith, then on and after the 364 Day Stated Termination Date (a) references herein to the "Total 364 Day Commitment" shall mean the aggregate principal amount of the Term Loan as of the 364 Day Stated Termination Date less all principal payments made with respect to the Term Loan hereunder, whether voluntary or optional prepayment or otherwise, (b) references herein to "364 Day Commitment" shall mean, with respect to each Lender, (i) on the 364 Day Stated Termination Date, the obligation of such Lender to permit such conversion of its 364 Day Loans to a portion of the Term Loan in a principal amount equal to such Lender's Applicable Commitment Percentage of the aggregate Term Loan and (ii) thereafter the obligation of such Lender to maintain the Term Loan up to an aggregate principal amount at any time outstanding equal to such Lender's Applicable Commitment Percentage of the Total 364 Day Commitment (as such term is modified by clause (a) above), (c) references herein to the "364 Day Stated Termination Date" shall mean the Term Loan Maturity Date and (d) the 364 Day Note of each Lender shall be deemed to evidence such Lender's portion of the Term Loan, and references to "364 Day Notes" shall mean the Term Notes. All Term Loan Outstandings plus all accrued and unpaid interest thereon shall be due and payable on the Term Loan Maturity Date. The Borrower may make optional prepayments of the Term Loan in accordance with Section 2.5. The Segments of the Term Loan shall bear interest on the same terms in Article IV as apply to 364 Day Loans prior to the 364 Day Termination Date.

     2.8.  Use of Proceeds. The proceeds of the Loans made pursuant to the
           ---------------
Five Year Revolving Credit Facility and 364 Day Revolving Credit Facility hereunder shall be used by the Borrower (i) to refinance Indebtedness for Money Borrowed owing by the Borrower under the Existing Credit Agreement and (ii) for general corporate purposes, including permitted Acquisitions and the repurchase of up to $250,000,000 of the Borrower's capital stock.

     2.9.  Notes.
           -----

     (a)   Five Year Notes. Five Year Loans made by each Lender shall be
           ---------------
evidenced by the Five Year Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Five Year Commitment, which Five Year Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     (b)   364 Day Notes. 364 Day Loans and the Term Loan made by each Lender
           -------------
shall be evidenced by the 364 Day Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total 364 Day Commitment, which 364 Day Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     2.10. Guaranty. As soon as practicable but in any event no later than
           --------
twenty (20) days following the Trigger Date, the Borrower shall cause a Facility Guaranty and the other documents described in Section 8.20 to be delivered by each of its Domestic Subsidiaries (other than the Restricted Subsidiaries) in form and substance reasonably acceptable to the Agent, as guaranteeing the full and timely payment and performance of the Obligations then existing or thereafter arising.

                                  ARTICLE III

                               Letters of Credit
                               -----------------

     3.1.  Letters of Credit. The Issuing Bank agrees, subject to the terms
           -----------------
and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content reasonably acceptable to the Issuing Bank; provided, that (i) the Issuing Bank shall not be obligated to issue (or renew) any Letter of Credit if it has been notified by the Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and
(iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Letter of Credit Outstandings plus Five Year Outstandings shall exceed the Total Five Year Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Five Year Stated Termination Date.

     3.2.  Reimbursement and Participations.
           --------------------------------

           (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Five Year Revolving Credit Facility if permitted by Section 2.1) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.4(c), amounts shall be paid pursuant to Advances under the Five Year Revolving Credit Facility. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

           (b) In accordance with the provisions of Section 2.4(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

           (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in

Section 2.4(c).

           (d) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.4(c)(ii), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section 2.4(c) and Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

           (e) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

           (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98", or any subsequent amendment or revision of either thereof.

           (g) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

           (h) Without limiting the generality of the provisions of Section 12.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(h) shall survive repayment of the Obligations, occurrence of the Five Year Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

           (i) Without limiting Borrower's rights as set forth in Section 3.2(h), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

               (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

              (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

               (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

              (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;


provided, however, that nothing contained in this Section 3.2 shall be deemed to release the Issuing Bank or any Lender of any liability for actual loss arising as a result of its gross negligence or willful misconduct or out of the wrongful dishonor by the Issuing Bank of a proper demand for payment made under and strictly complying with the terms of any Letter of Credit.

                                  ARTICLE IV

               Eurodollar Funding, Fees, and Payment Conventions
               -------------------------------------------------

     4.1  Interest Rate Options. Eurodollar Rate Loans and Base Rate Loans
          ---------------------
may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Loans in accordance with Sections 2.4(a) and 4.2, as applicable; provided, however, (a) there shall not be outstanding at any one time Eurodollar Rate Loans (including Eurodollar Rate Segments) having more than eight (8) different Interest Periods, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $10,000,000 or, if greater than $10,000,000, an integral multiple of $1,000,000, and (c) no Eurodollar Rate Loan shall have an Interest Period that extends beyond the Five Year Stated Termination Date in the case of Five Year Loans, the 364 Day Stated Termination Date in the case of 364 Day Loans, or the Term Loan Maturity Date in the case of any Segment. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan or Segment to or Continuation of a Loan or Segment as a Eurodollar Rate Loan by the time prescribed by Sections 2.4(a) and 4.2, as applicable, the Borrower shall be deemed to have elected to obtain or Convert such Loan or Segment to (or Continue such Loan or Segment as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 4.2. The Borrower shall not be entitled to elect to Continue any Loan or Segment as or Convert any Loan or Segment into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

     4.2  Conversions and Elections of Subsequent Interest Periods. Subject
          --------------------------------------------------------
to the limitations set forth in the definition of "Interest Period" and in
Section 4.1 and Article V, the Borrower may:

     (a) upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 10:30 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

     (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 10:30 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

          (i) elect a subsequent Interest Period for any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

          (ii) Convert any Base Rate Loan to a Eurodollar Rate Loan on any Business Day.

Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the Eurodollar Rate Loan affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate

Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 3:00 P.M. on the same day as the Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     4.3  Payment of Interest. The Borrower shall pay interest on the
          -------------------
outstanding and unpaid principal amount of each Loan, commencing on the first date of such Loan until such Loan shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Loan shall be paid (a) in the case of any Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, commencing on December 31, 1999, until (i) the Five Year Termination Date in the case of Five Year Loans, (ii) the 364 Day Termination Date in the case of 364 Day Loans, subject to the conversion of any thereof to a Term Loan pursuant to
Section 2.7, and (iii) the Term Loan Maturity Date in the case of Term Loans, at which date the entire principal amount of and all accrued interest on Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three
(3) months after the first day of such Interest Period, and (c) upon payment in full of the related Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

     4.4  Prepayments of Eurodollar Rate Loans.  Whenever any payment of
          ------------------------------------
principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 5.5.

     4.5  Manner of Payment. (a)  Each payment of principal (including any
          -----------------
prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders, the Issuing Bank, the Agent, or Bank of America with respect to any Loan, Letter of Credit, or Reimbursement Obligation, shall be made to the Agent at the Principal Office in Dollars in immediately available funds without condition or deduction or for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

     (b) Any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

     (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Five Year Termination Date in the case of Five Year Loans, the 364 Day Termination Date in the case of 364 Day Loans and the Term Loan Maturity Date in the case of Term Loans.

     4.6  Fees. (a) Five Year Facility Fee. For the period beginning on the
          ----      ----------------------
Closing Date and ending on the Five Year Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a facility fee equal to the Applicable Five Year Facility Fee multiplied by the average daily amount by which the Total Five Year Commitment exceeds the sum of (i) Five Year Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing December 31, 1999 to and on the Five Year Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Five Year Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

     (b)  364 Day Facility Fee.  For the period beginning on the Closing Date
          --------------------
and ending on the 364 Day Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a facility fee equal to the Applicable 364 Day Facility Fee multiplied by the average daily amount by which the Total 364 Day Commitment exceeds the 364 Day Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing December 31, 1999 to and on the 364 Day Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its 364 Day Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

     (c)  Letter of Credit Facility Fees.  The Borrower shall pay to the Agent,
          ------------------------------
for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit.

     (d)  Letter of Credit Fronting and Administrative Fees.  The Borrower
          -------------------------------------------------
shall pay to the Issuing Bank a fronting fee of 0.125 percent per annum (0.125%) on the aggregate amount available to be drawn on each outstanding Letter of Credit, such fee to be payable on the date of the issuance or renewal of any Letter of Credit. The Borrower shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

     (e)   Agent Fees.  The Borrower agrees to pay to the Agent, for the Agent's
           ----------
individual account, an annual Agent's fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Borrower and Agent in writing.

     4.7   Pro Rata Payments. Except as otherwise specified herein, (a) each
           -----------------
payment on account of the principal of and interest on Loans, the fees described in Section 4.6(a), (b) and (c), and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

     4.8   Computation of Rates and Fees. Except as may be otherwise expressly
           -----------------------------
provided, (a) interest on Base Rate Loans shall be computed on the basis of a year of 365/366 days and calculated for the actual number of days elapsed and
(b) all other interest rates (including each Eurodollar Rate and the Default
Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

     4.9   Deficiency Advances; Failure to Purchase Participations. No Lender
           -------------------------------------------------------
shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Five Year Commitment, 364 Day Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.10, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank, such Lender shall pay to the Issuing Bank, such amount on demand, together with interest on the amount so due from the date of such notice at the Federal Funds Rate on the date such purchase price is received by the Issuing Bank.

     4.10  Intraday Funding. Without limiting the provisions of Section 4.9,
           ----------------
unless the Borrower or any Lender has notified the Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Agent in the manner required hereunder, then:

           (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate; and

           (ii) if any Lender failed to make such payment, the Agent shall be entitled to recover such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent in immediately available funds upon receipt of such demand. The Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section
     4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                                   ARTICLE V

                            Change in Circumstances
                            -----------------------

     5.1. Increased Cost and Reduced Return.
          ---------------------------------

     (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

          (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Five Year Commitment and 364 Day Commitment of such Lender hereunder; or

          (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder and the basis therefor which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     5.2. Limitation on Types of Loans.  If on or prior to the first day of any
          ----------------------------
Interest Period for any Eurodollar Rate Loan:

          (a) the Agent determines (which determination is on a reasonable basis and absent manifest error shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination is on a reasonable basis and absent manifest error shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     5.3. Illegality.  Notwithstanding any other provision of this Agreement,
          ----------
in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to

Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 5.4 shall be applicable).

     5.4. Treatment of Affected Loans.  If the obligation of any Lender to make
          ---------------------------
a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.1 or
5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Five Year Commitments and 364 Day Commitments.

     5.5. Compensation.  Upon the request of any Lender, the Borrower shall pay
          ------------
to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.1) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing,

     Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     5.6. Taxes.  (a)  Any and all payments by the Borrower to or for the
          -----
account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

     (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes at no expense to the Borrower.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.6 shall survive the termination of the Five Year Commitment and 364 Day Commitment and the payment in full of the Notes and the Facility Termination Date.

                                  ARTICLE VI

           Conditions to Making Loans and Issuing Letters of Credit
           --------------------------------------------------------

     6.1. Conditions of Initial Advance.  The obligation of the Lenders to
          -----------------------------
make the initial Advance under the Five Year Revolving Credit Facility and the 364 Day Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, is subject to the conditions precedent that:

          (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes, the LC Account Agreement, the other Loan Documents, together with all schedules and exhibits thereto;

               (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit G;

               (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

               (iv) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

               (v) the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

               (vi) Operating Documents of each of the Credit Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

               (vii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

               (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material

          Adverse Effect;

               (ix) evidence satisfactory in form and substance to the Agent of repayment of all amounts due under and termination of the Existing Credit Agreement;

               (x) evidence of appropriate amendments to the credit facilities providing financing for the Hospital Facilities of the Borrower or one or more of its Subsidiaries located in Gadsden, Alabama and Gaffney, South Carolina to permit the incurrence of the Obligations;

               (xi) a certificate of an Authorized Representative as to the occurrence or truthfulness, as applicable, of the matters set forth in
          Section 6.1(b);

               (xii) notice of appointment of the initial Authorized Representative(s);

               (xiii) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 9.1(a) through 9.1(c) as of the end of the fiscal quarter most recently ended prior to the Closing Date, substantially in the form of Exhibit H;

               (xiv)   evidence of all insurance required by the Loan Documents;

               (xv) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

               (xvi) evidence that all fees payable by the Borrower on the Closing Date to the Agent, BAS and the Lenders have been paid in full;

               (xvii) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

          (b)  In the good faith judgment of the Agent and the Lenders:

               (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the audited and unaudited financial statements, financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Agent as of September 23, 1999 that has had or could reasonably be expected to result in a Material Adverse Effect;

               (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

               (iii) the Borrower shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Borrower or its Subsidiaries is a party or by which any of them or their properties is bound, except where the failure to obtain such approvals, consents, waivers, filings and notices will not have a Material Adverse Effect.


     6.2. Conditions of Revolving Loans and Letter of Credit.  The
          --------------------------------------------------
obligations of the Lenders to make any Loans, and the Issuing Bank to issue (or renew) Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          (a)  the Agent shall have received a Borrowing Notice if required by
     Article II;

          (b) the representations and warranties of the Credit Parties set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.6(a) shall be deemed (solely for the purpose of the representation and warranty contained in such Section 7.6(a) but not for the purpose of any cross reference to such Section 7.6(a) or to the financial statements described therein contained in any other provision of
     Section 7.6 or elsewhere in Article VII) to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section
     8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

          (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content reasonably acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

          (d) at the time of (and after giving effect to) each Advance or the issuance of a Letter of Credit, no Default or Event of Default specified in
     Article X shall have occurred and be continuing; and

          (e)  immediately after giving effect to:

               (i) a Five Year Loan, the aggregate principal balance of all outstanding Five Year Loans for each Lender shall not exceed such Lender's Five Year Commitment;

               (ii) a 364 Day Loan, the aggregate principal balance of all outstanding 364 Day Loans for each Lender shall not exceed such Lender's 364 Day Commitment;

               (iii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

               (iv) a 364 Day Loan, the sum of 364 Day Outstandings shall not exceed the Total 364 Day Commitment; and

               (v) a Five Year Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Five Year Outstandings shall not exceed the Total Five Year Commitment.

                                  ARTICLE VII

                        Representations and Warranties
                        ------------------------------

     The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

     7.1. Organization and Authority.
          --------------------------

          (a) The Borrower and each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation;

          (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

          (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

          (d) Each Credit Party (other than the Borrower) has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

          (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

     7.2. Loan Documents.  The execution, delivery and performance by each
          --------------
Credit Party of each of the Loan Documents to which it is a party:

          (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

          (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

          (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary.

     7.3.  Solvency.     Each Credit Party is Solvent after giving effect to the
           --------
transactions contemplated by the Loan Documents.

     7.4.  Subsidiaries and Stockholders. The Borrower has no Subsidiaries
           -----------------------------
other than those Persons listed as Subsidiaries in Schedule 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 8.20; Schedule 7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.4, free and clear of any Lien.

     7.5.  Ownership Interests. Borrower owns no interest in any Person
           -------------------
other than the Persons listed in Schedule 7.4, equity investments in Persons not constituting Subsidiaries permitted under Section 9.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 8.20.

     7.6.  Financial Condition.
           -------------------

          (a) The Borrower has heretofore furnished to each Lender an audited consolidated and related consolidating balance sheet of the Borrower and its Subsidiaries as at September 30, 1998 and the notes thereto and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Ernst & Young, LLC. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in its stockholders' equity for the Fiscal Year then ended, all in conformity with GAAP applied on a Consistent Basis;

          (b) since the later of (i) the date of the audited financial statements delivered pursuant to Section 7.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to
     Section 8.1(a) hereof, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or its Subsidiaries, taken as a whole, or in the businesses, properties, performance, prospects or operations of the Borrower and its Subsidiaries, taken as a whole, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

           (c)  except as set forth in the financial statements referred to in
     Section 7.6(a) or in Schedule 7.6 or permitted by Section 9.4, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

     7.7.  Title to Properties. The Borrower and each of its Subsidiaries and
           -------------------
each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 7.7 and Liens permitted by Section 9.3.

     7.8.  Taxes. Except as set forth in Schedule 7.8, the Borrower and each of
           -----
its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 7.6(a) or Sections 8.1(a) or (b) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

     7.9.  Other Agreements. No Credit Party nor any Subsidiary is
           ----------------

           (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

           (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

           (c) convicted of an offense or committed an act or omission which could reasonably form a basis under 42 U.S.C. (S) 1320a-7 and any statutes succeeding thereto and any regulations promulgated thereunder for the Secretary of HHS to exclude the Borrower or any Subsidiary from participation in a Federal health care program, which exclusion from participation could reasonably be likely to have a Material Adverse Effect;

           (d) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which the Borrower or any Subsidiary is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of Medicaid Certification or Medicare Certification of the Borrower or any Subsidiary which could have a Material Adverse Effect or (ii) any other agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

     7.10.  Contract Providers. To the best knowledge of the Borrower, no
            ------------------
     Contract Provider is

          (a) a party to any judgment, order, decree, agreement or instrument, or subject to restrictions, which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

          (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which such Person is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of such Person, which revocation, termination, cancellation or suspension could reasonably be likely to have a Material Adverse Effect;

          (c) has been convicted of an offense or has committed an act or omission which could reasonably form a basis under 42 U.S.C. (S) 1320a-7 and any statutes succeeding thereto and regulations promulgated thereunder for the Secretary of HHS to exclude the Contract Provider from participation in a Federal health care program, which exclusion from participation could reasonably be likely to have a Material Adverse Effect.

     7.11.  Litigation. Except as set forth in Schedule 7.11, there is no
            ----------
action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower, any Subsidiary, any other Credit Party or, to the best knowledge of the Borrower, any Contract Provider, or affecting the Borrower or any Subsidiary or other Credit Party or, to the best knowledge of the Borrower, any Contract Provider or any properties or rights of the Borrower or any Subsidiary or other Credit Party or, to the best knowledge of the Borrower, any Contract Provider, which could reasonably be expected (i) to result in the revocation, termination, cancellation or suspension of Medicaid Certification or Medicare Certification of such Person, which revocation, termination, cancellation or suspension could reasonably be likely to have a Material Adverse Effect, (ii) to result in the exclusion of such Person from participation in a Federal health care program, which exclusion could reasonably be likely to have a Material Adverse Effect, or
(iii) to have a Material Adverse Effect.

     7.12.  Margin Stock. The proceeds of the borrowings made hereunder
            ------------
will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 221) of the Board; provided, however, the Borrower may purchase its own stock as permitted by Section 9.8 only so long as the Loans are not considered "indirectly secured" by such stock pursuant to
Section 221.1(g)(2) of Regulation U. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     7.13.  Investment Company. No Credit Party nor any Subsidiary is an
            ------------------
"investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. (S) 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

     7.14.  Patents, Etc. The Borrower and each other Credit Party and each
            ------------
Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

     7.15.  No Untrue Statement. Neither (a) this Agreement nor any other Loan
            -------------------
Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

     7.16.  No Consents, Etc. Neither the respective businesses or properties of
            ----------------
the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

     7.17.     Employee Benefit Plans.
               ----------------------

          (a) The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, and therefore each trust related to such plan is presumed to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or
     Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

          (c) No Termination Event has occurred with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

          (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

          (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

          (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

          (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

     7.18.     No Default. As of the date hereof, there does not exist any
               ----------
Default or Event of Default hereunder.

     7.19.     Environmental Laws. Except as listed on Schedule 7.19, the
               ------------------
Borrower and each Subsidiary is in material compliance with all applicable Environmental Laws and has been issued and currently maintains all required foreign, federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 7.19, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, which in each of clauses (a), (b) and (c) could reasonably be expected to have a Material Adverse Effect.

     7.20.     Employment Matters.  (a) Except as set forth on Schedule 7.20,
               ------------------
none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse

Effect; and

     (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

     7.21.  RICO. Neither the Borrower nor any Subsidiary is engaged in or has
            ----
engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

     7.22.  Year 2000 Compliance. The Borrower and its Subsidiaries have
            --------------------
(i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

     7.23.  Reimbursement from Third Party Payors.  The accounts receivable
            -------------------------------------
of the Borrower and each Subsidiary and, to the best knowledge of the Borrower, each Contract Provider have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors. In particular, accounts receivable relating to such third party payors do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

     7.24.  Fraud and Abuse.  Neither the Borrower nor any Subsidiary nor,
            ---------------
to the knowledge of Borrower's officers, any of its stockholders, officers or directors, or any Contract Provider, have engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. (S)1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, or which are prohibited by binding rules of professional conduct, or which are prohibited under any statute which constitutes as a Federal health care offense, or the regulations promulgated pursuant to such statutes, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by a Federal health care program or other applicable third party payors, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by a Federal health care program or other applicable third party payors; (v) knowingly or willfully offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind to any Person to induce such Person (a) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under a Federal health care program, or (b) to purchase, lease, order, or arrange for or recommend purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in party under a Federal health care program.

     7.25.  Licensing and Accreditation. Each of the Borrower and its
            ---------------------------
Subsidiaries and, to the knowledge of Borrower's officers, each Contract Provider, has, to the extent applicable: (i) obtained (or been duly assigned) and maintains all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses; (iii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) obtained and maintains Medicaid Certification and Medicare Certification; and (v) entered into and maintains in good standing its Medicare Provider Agreement and its Medicaid Provider Agreement. To the knowledge of Borrower's officers, each Contract Provider is duly licensed (where license is required) by each state or state agency or commission, or any other Governmental Authority having jurisdiction over the provisions of such services by such Person in the locations in which the Borrower or such Subsidiary conduct business, required to enable such Person to provide the professional services provided by such Person and otherwise as is necessary to enable the Borrower or such Subsidiary to operate as currently operated and as presently contemplated to be operated. To the knowledge of Borrower's officers, all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

                                 ARTICLE VIII
                             Affirmative Covenants
                             ---------------------

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

     8.1.  Financial Reports, Etc. (a)  As soon as practical and in any
           ----------------------
event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Ernst & Young, LLC, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 9.1(a) through 9.1(c), which certificate shall be in the form of Exhibit H;

     (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 7.6(a) with respect to interim financial statements, and (ii) a summary of operations for such quarterly period for (x) each Hospital Facility operated by the Borrower and (y) each Subsidiary, each certified by an Authorized Representative to be true and correct, and (iii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 8.1(a)(ii);

     (c)   together with each delivery of the financial statements required by
Section 8.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;


     (d) not later than the last business day of each Fiscal Year, deliver to the Agent and each Lender consolidated financial projections for the Borrower and its Subsidiaries for the next Fiscal Year, consisting of a consolidated balance sheet, income statement and cash flow statement and the key assumptions utilized in the preparation of such financial projections, and demonstrating compliance with Section 9.1 hereof;

     (e) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual audit of the Borrower; and

     (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

     The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

     8.2.  Maintain Properties. Maintain all properties necessary to its
           -------------------
operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

     8.3.  Existence, Qualification, Etc.  Except as otherwise expressly
           -----------------------------
permitted under Section 9.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

     8.4.  Regulations and Taxes. Comply in all material respects with or
           ---------------------
contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

     8.5.  Insurance.  (a)  Keep all of its insurable properties adequately
           ---------
insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated,
(b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason of business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 8.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

     8.6.  True Books.  Keep true books of record and account in which
           ----------
full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     8.7.  Year 2000 Compliance.  The Borrower will promptly notify the
           --------------------
Agent and the Lenders in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

     8.8.  Right of Inspection.  Permit any Person designated by any
           -------------------
Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

     8.9.  Observe all Laws. Conform to and duly observe in all material
           ----------------
respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities pertaining to the licensing of professional and other health care providers.

     8.10. Governmental Licenses. Obtain and maintain all licenses, permits,
           ---------------------
certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, Medicaid Certifications and Medicare Certifications.

     8.11.  Covenants Extending to Other Persons.  Cause each of its
            ------------------------------------
Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 8.2 through 8.10, and 8.19 and
8.20 inclusive.

     8.12.  Officer's Knowledge of Default.  Upon any officer of the Borrower
            ------------------------------
obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent (who shall promptly notify the Lenders) of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto.

     8.13.  Suits or Other Proceedings. Upon any officer of the Borrower
            --------------------------
obtaining knowledge of any litigation or other proceedings being instituted (i) against the Borrower or any Subsidiary or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Credit Party, in an aggregate amount greater than $10,000,000 not otherwise covered by insurance, (ii) against the Borrower, any Subsidiary or any Contract Provider to suspend, revoke or terminate any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement or Medicare Certification, which suspension, revocation or termination could reasonably be likely to have a Material Adverse Effect, (iii) against the Borrower, any Subsidiary or any Contract Provider, to suspend or exclude such Person from participation in a Federal health care program which suspension or exclusion could reasonably be likely to have a Material Adverse Effect, or (iv) against the Borrower, any Subsidiary or any Contract Provider to revoke or terminate any status of such Person as an entity exempt from taxation under
Section 501(c) of the Code or as a non-private foundation under Section 509(a) of the Code, which revocation or termination could reasonably be likely to have a Material Adverse Effect, promptly deliver to the Agent (who shall promptly notify the Lenders) written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     8.14.  Notice of Environmental Complaint or Condition.  Promptly
            ----------------------------------------------
provide to the Agent (who shall promptly notify the Lenders) true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any material
(a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     8.15.  Environmental Compliance.  If the Borrower or any Subsidiary
            ------------------------
shall receive any letter, notice, complaint, order, directive, claim or citation from a Governmental Authority alleging that the Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of

Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or the action required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Borrower or the applicable Subsidiary which shall have become enforceable against creditors of such Person.

     8.16.  Indemnification. Without limiting the generality of Section
            ---------------
12.9, the Borrower hereby agrees to indemnify and hold the Agent and the Lenders and any affiliate of any Lender party to a Swap Agreement, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 8.16 shall survive repayment of the
                                    ------------
Obligations or the Facility Termination Date and expiration or termination of this Agreement.

     8.17.  Further Assurances.  At the Borrower's cost and expense, upon
            ------------------
request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

     8.18.  Employee Benefit Plans.
            ----------------------

            (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent (who shall promptly notify the Lenders) of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or
     Section 412 of the Code (in
     the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

            (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in
     Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent (who shall promptly notify the Lenders) a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

            (c) With reasonable promptness, but in any event within fifteen (15) days, with respect to events described in clauses (a), (b) and (c), deliver to the Agent (who shall promptly notify the Lenders) copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent (who shall promptly notify the Lenders) in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

     8.19.  Continued Operations.  Continue at all times to conduct its
            --------------------
business and engage principally in the same line or lines of business substantially as heretofore conducted.

     8.20.  New Subsidiaries.  From and after the Trigger Date,
            ----------------
simultaneously with the acquisition or creation of any Domestic Subsidiary (other than a Restricted Subsidiary), cause to be delivered to the Agent each of the following:

            (a) a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit I;

            (b) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty provided for in this Section 8.20 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to
     Section 6.1(a)), to the effect that:

               (i) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted and to execute, deliver and perform the Facility Guaranty described in this
          Section 8.20 to which such Subsidiary is a signatory, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

               (ii) the execution, delivery and performance of the Facility Guaranty described in this Section 8.20 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

          (c) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 8.20.

                                  ARTICLE IX

                              Negative Covenants
                              ------------------

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

     9.1.   Financial Covenants.
            -------------------

     (a)    Consolidated Net Worth.  Permit Consolidated Net Worth to be less
            ----------------------
than (i) $801,500,000 from September 30, 1999 until (but excluding) the last day of the fiscal quarter that includes the Closing Date (the "Closing Date Quarter"), and (ii) as at the last day of each fiscal quarter of the Borrower ending after the Closing Date and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 9.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the Closing Date Quarter, required to be maintained as of September 30, 1999), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day, plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investment, minus (D) the value of the Borrower's stock repurchased in accordance with the terms hereof.

     (b)    Consolidated Leverage Ratio.  Permit at any time the Consolidated
            ---------------------------
Leverage Ratio to be greater than 2.50 to 1.00.

     (c)    Consolidated Interest Coverage Ratio.  Permit at any time the
            ------------------------------------
Consolidated Interest Coverage Ratio to be less than 4.50 to 1.00.

     9.2.   Acquisitions.  Enter into any agreement, contract, binding
            ------------
commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and,
(iii) if the Cost of Acquisition is in excess of $75,000,000 or if after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred in any Fiscal Year (on a non-cumulative basis, with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period and determined by the date of incurrence of any Cost of Acquisition and not by the date of the effectiveness of such Acquisition) shall exceed $125,000,000, the Borrower shall have furnished to the Agent a certificate in the form of Exhibit H prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 7.6(a) or
Section 8.1(a) or (b) giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, and (iv) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary (other than a Restricted Subsidiary), immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly-owned Subsidiary (other than a Restricted Subsidiary)).

     9.3.   Liens.  Incur, create or permit to exist any Lien, charge or other
            -----
encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

            (a) Liens existing as of the date hereof  as set forth in Schedule
     7.7;

            (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

            (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

            (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

            (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

            (f) Liens securing Indebtedness owing to the seller of a Hospital Facility which Indebtedness is incurred to acquire such Hospital Facility; provided, such Lien extends only to the Hospital Facility acquired with the proceeds of such Indebtedness;

            (g) Liens securing Indebtedness incurred to finance or refinance Indebtedness assumed in connection with the Acquisition of a single Hospital Facility provided (i) the effective rate of interest payable with respect to such Indebtedness does not exceed then prevailing interest rates for a similar financing, (ii) such Indebtedness is secured only by the Hospital Facility so financed, (iii) the Indebtedness and interest thereon is amortized and payable on a level basis over a term of 15 years with a maturity of not less than 7 years, and (iv) the Indebtedness represents not less than 70% of the Value of the Hospital Facility. The term "Value" means the market value of the Hospital Facility as determined by a then current appraisal of the facility for use as a general acute care or psychiatric hospital, such appraiser to be selected by the financial institution providing such loan; provided, however, any such financing shall not prohibit the Borrower or its Subsidiary from granting the Lenders a second mortgage lien on such Hospital Facility as security for the Obligations;

            (h) Liens on Indebtedness permitted by Section 9.4(f).

     9.4.   Indebtedness.  Incur, create, assume or permit to exist any
            ------------
Indebtedness, howsoever evidenced, except:

            (a) Indebtedness existing as of the Closing Date as set forth in
     Schedule 7.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of enforcement, conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

            (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

            (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (d) purchase money Indebtedness of the Borrower described in Sections 9.3(f), (g) and 9.13 not to exceed an aggregate outstanding principal amount at any time of $125,000,000;

            (e) Indebtedness arising from Rate Hedging Obligations permitted under Section 9.15; and

            (f) additional Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (e) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (f), together with the Indebtedness permitted under clause (d), shall in no event exceed $150,000,000 at any time.

     9.5.   Transfer of Assets.  Sell, lease, transfer or otherwise dispose of
            ------------------
any assets of Borrower or any Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 9.7, (d) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, and (e) dispositions of assets during the term of this Agreement having an aggregate book value not exceeding 10% of Consolidated Total Assets.

     9.6.   Investments.  Purchase, own, invest in or otherwise acquire,
            -----------
directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

            (a) securities of any Person acquired in an Acquisition permitted hereunder;

            (b)  Eligible Securities;

            (c) investments existing as of the date hereof as set forth in
     Schedule 7.4;

            (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

            (e) investments in Subsidiaries other than Restricted Subsidiaries; and

            (f) investments in Restricted Subsidiaries existing as of the date hereof.

     9.7.   Merger or Consolidation.  (a) Consolidate with or merge into any
            -----------------------
other Person, or (b) permit any other Person to merge into it, or (c) sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under Section 9.5); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary (other than a Restricted Subsidiary) of the Borrower, and (ii) any other Person may merge into or consolidate with the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 9.2, so long as no Default or Event of Default exists hereunder after giving effect to such merger or consolidation, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including, in the case of Subsidiaries (other than Restricted Subsidiaries), a Facility Guaranty if the Trigger Date has occurred, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

     9.8.   Restricted Payments.  Make any Restricted Payment or apply or set
            -------------------
apart any of their assets therefor or agree to do any of the foregoing; provided, however, so long as no Default or Event of Default exists immediately prior to and immediately after such payments, the

Borrower may (a) pay cash dividends in the ordinary course of business and (b) purchase its own stock so long as the aggregate purchase price of the stock repurchased does not at any time exceed $250,000,000 and so long as the Borrower is in compliance with Section 9.17.
                      ------------

     9.9.   Transactions with Affiliates.  Other than transactions permitted
            ----------------------------
under Sections 9.6 and 9.7, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     9.10.   Compliance with ERISA, the Code and Foreign Benefit Laws. With
             --------------------------------------------------------
respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

             (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

             (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities unless such event could not reasonably be expected to result in a Material Adverse Effect; or

             (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

             (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

             (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

             (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

             (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in material compliance with the provisions of ERISA, the

     Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

     9.11.   Fiscal Year.  Change its Fiscal Year.
             -----------

     9.12.   Dissolution, etc.  Wind up, liquidate or dissolve (voluntarily or
             ----------------
involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 9.7.

     9.13.   Limitations on Sales and Leasebacks.  Enter into any arrangement
             -----------------------------------
or arrangements with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary unless, in such transaction, (a) the net sales price to the Borrower or Subsidiary is equal to at least 95% of the appraised value of the property subject to such transaction, (b) the term of the lease is not less than 20 years, and (c) the monthly lease payment shall not be more than 1.2 times a Similar Loan Payment. "Similar Loan Payment" means the monthly payment with respect to a loan equal to the actual sales price of and secured by the property subject to such transaction, amortized over the period of the lease at the prevailing market rate for a 15 year loan at the date of such transaction. Should the Borrower or any Subsidiary enter into any lease-back transaction, the full amount of the sales price of the property subject to such transaction shall constitute Indebtedness under this Agreement so long as such lease remains in effect.

     9.14.   Change in Control.  Cause, suffer or permit to exist or occur any
             -----------------
Change of Control.

     9.15.   Rate Hedging Obligations.  Incur any Rate Hedging Obligations or
             ------------------------
enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements.

     9.16.   Negative Pledge Clauses. Enter into or cause, suffer or permit to
             -----------------------
exist any agreement (other than agreements existing as of the date hereof of certain Subsidiaries relating to Indebtedness of any such Subsidiary and applying only with respect to the assets of such Subsidiary) with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with, and that applies only to, property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

     9.17.   Retirement of Treasury Stock.    At no time shall the value of
             ----------------------------
margin stock (as defined in Regulation U (12 C.F.R. Part 221) of the Board) owned by the Borrower and its Subsidiaries on a consolidated basis exceed twenty percent (20%) of Consolidated Total Assets. In the event there shall be any such excess, the Borrower will immediately retire treasury stock as shall be necessary to comply with

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

this restriction.

     9.18.   Capital Expenditures of Restricted Subsidiaries.   Permit any
             -----------------------------------------------
Restricted Subsidiary to make or become committed to make Capital Expenditures which exceed in any Four-Quarter Period the amount of Consolidated EBITDA attributable to such Restricted Subsidiary in such Four Quarter Period.

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

                                   ARTICLE X

                      Events of Default and Acceleration
                      ----------------------------------

     10.1.  Events of Default.  If any one or more of the following events
            -----------------
(herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

            (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

            (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within three (3) days of the date on which the same shall be due and payable; or

            (c) if default shall be made in the performance or observance of any covenant set forth in Section 2.10, 8.8, 8.12, 8.13, 8.20 or Article IX;

            (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder); or

            (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $5,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

            (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

            (g) if the Borrower or any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

            (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty
     (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

            (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $5,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $5,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

            (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days; or

            (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligation permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

            (l) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

            (m) (i) cancellation, revocation, suspension or termination of any Medicare Certification, Medicare Provider Agreement, Medicaid Certification or Medicaid Provider Agreement affecting the Borrower, any Subsidiary or any Contract Provider, or (ii) the loss of any other permits, licenses, authorizations, certifications or approvals from any federal, state or local Governmental Authority or termination of any contract with any such authority, in either case which cancellation, revocation, suspension, termination or loss (X) in the case of any suspension or temporary loss only, continues for a period greater than 60 days and (Y) results in the suspension or termination of operations of the Borrower or any Subsidiary or in the failure of the Borrower or any Subsidiaries or any Contract Provider to be eligible to participate in Medicare or Medicaid programs or to accept assignments of rights to reimbursement under Medicaid Regulations or Medicare Regulations; provided that any such events described in this
     Section 11.1(m)(i) shall result either singly or in the aggregate in the termination, cancellation, suspension or material impairment of operations or rights to reimbursement which produce 5% or more of the Borrower's gross revenues (on an annualized basis);

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

               (A) either or both of the following actions may be taken:  (i)
            the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent may and shall at the direction of the Required Lenders, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders or the Borrower;

               (B) The Borrower shall, immediately upon any Event of Default under clause (g) or (h) above, and upon demand of the Agent or the Required Lenders following any other Event of Default, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

               (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     10.2.  Agent to Act.  In case any one or more Events of Default shall
            ------------
occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     10.3.  Cumulative Rights.  No right or remedy herein conferred upon the
            -----------------
Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     10.4.  No Waiver.  No course of dealing between the Borrower and any
            ---------
Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     10.5.  Allocation of Proceeds.  If an Event of Default has occurred and
            ----------------------
not been waived, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

            (a) amounts due to the Lenders and the Issuing Bank pursuant to Sections 4.6(a), 4.6(b), 4.6(c), 4.6(d) and 12.5;

            (b) amounts due to the Agent pursuant to Section 4.6(e);

            (c) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the

     Lenders;

            (d) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

            (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 10.1(B);

            (f) amounts due to the Issuing Bank, the Agent and the Lenders pursuant to Sections 3.2(h), 8.16 and 12.9;

            (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

            (h) amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed; and

            (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

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

                                  ARTICLE XI

                                   The Agent
                                   ---------

     11.1.  Appointment, Powers, and Immunities.  Each Lender hereby
            -----------------------------------
irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

            (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

            (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

            (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

            (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document except as provided in
     Section 10.2 at the direction of the Required Lenders; and

            (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     11.2.  Reliance by Agent.  The Agent shall be entitled to rely upon any
            -----------------
certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 12.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be

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

required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     11.3.  Defaults.  The Agent shall not be deemed to have knowledge or
            --------
notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders.
The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received
                            ----
such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     11.4.  Rights as Lender.  With respect to its Five Year Commitment and
            ----------------
364 Day Commitment and the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     11.5.  Indemnification.  The Lenders agree to indemnify the Agent (to the
            ---------------
extent not reimbursed under Section 12.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Five Year Commitments and 364 Day Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 12.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower and the Agent agrees to repay each Lender making such payments to the extent the Agent is subsequently reimbursed by the Borrower. The agreements contained in this Section 11.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

     11.6.  Non-Reliance on Agent and Other Lenders.  Each Lender agrees that
            ---------------------------------------
it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

     11.7.  Resignation of Agent.  The Agent may resign at any time by giving
            --------------------
notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

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                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

     12.1.   Assignments and Participations.  (a)  Each Lender may assign to
             ------------------------------
one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Five Year Note, 364 Day Note and its Five Year Commitment and 364 Day Commitment); provided, however, that

          (i)   each such assignment shall be to an Eligible Assignee;

          (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and both its Five Year Note and 364 Day Note and its Five Year Commitment and 364 Day Commitment;

          (iv) each such assignment by a Lender shall be the same ratable assignment of such Lender's rights and obligations under both the 364 Day Revolving Credit Facility and the Five Year Revolving Credit Facility; and

          (v) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Notes subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.

     (b) The Agent shall maintain at its address referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Five Year Commitment and 364 Day Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Five Year Commitment and 364 Day Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right of set-off contained in Section 12.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Five Year Commitment or 364 Day Commitment).

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

     (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

     12.2.   Notices.  Any notice shall be conclusively deemed to have been
             -------
received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

          (a)  if to the Borrower or any Subsidiary:

               Health Management Associates, Inc.
               5811 Pelican Bay Boulevard, Suite 500
               Naples, Florida 33963
               Attn:  Stephen M. Ray
               Telephone:     (941) 598-3104
               Telefacsimile: (941) 596-1426

               with a copy to:

               Health Management Associates, Inc.
               5811 Pelican Bay Boulevard, Suite 500
               Naples, Florida 33963
               Attn: Timothy R. Parry
               Telephone:     (941) 597-7161
               Telefacsimile: (941) 597-5794


          (b)  if to the Agent:

               Bank of America, N.A.
               101 North Tryon Street, 15th Floor
               NC1-001-15-04
               Charlotte, North Carolina  28255
               Attention: Agency Services
               Telephone:     (704) 386-9371
               Telefacsimile: (704) 386-9923

               with a copy to:

               Bank of America, N.A.
               Bank of America Corporate Center
               100 North Tryon Street, 17th Floor
               NC1-001-17-11
               Charlotte, North Carolina 28255
               Attention: Marty Mitchell
               Telephone:     (704) 388-1115
               Telefacsimile: (704) 388-6002

          (c)  if to the Lenders:

               At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

     12.3.   Right of Set-off; Adjustments.  (a) Upon the occurrence and
             -----------------------------
during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

     12.4.   Survival.  All covenants, agreements, representations and
             --------
warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Five Year Commitment and 364 Day Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

     12.5.   Expenses. The Borrower agrees to pay on demand all costs and
             --------
expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

     12.6.   Amendments and Waivers.  Any provision of this Agreement or any
             ----------------------
other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower or other applicable Credit Party party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Agent on behalf of the Required Lenders (and, if Article XI or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Five Year Commitment or 364 Day Commitments of the Lenders or the Total Five Year Commitment or 364 Day Commitment, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Five Year Commitment or 364 Day Commitment, (iv) change the percentage of the Five Year Commitment or 364 Day Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 12.6 or any other provision of this Agreement or to amend this Section 12.6, (v) from and after the Trigger Date, release any Guarantor, or (vi) remove Section 2.10.

     No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     12.7.   Counterparts; Facsimile Signatures. This Agreement may be
             ----------------------------------
executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Agent (or an agent of the Agent) bearing (with the consent of the Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of Section 11.2.

     12.8.   Termination.  The termination of this Agreement shall not affect
             -----------
any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     12.9.   Indemnification; Limitation of Liability.    (a)  The Borrower
             ----------------------------------------
agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

     (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

     12.10.   Severability.  If any provision of this Agreement or the other
              ------------
Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     12.11.   Entire Agreement.  This Agreement, together with the other Loan
              ----------------
Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter dated as of September 23, 1999, executed by Bank of America and BAS and accepted by the Borrower, survive the closing of the Five Year Revolving Credit Facility and 364 Day Revolving Credit Facility, Letter of Credit Facility shall survive and continue in effect).

     12.12.   Agreement Controls.  In the event that any term of any of the
              ------------------
Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

     12.13.   Usury Savings Clause.  Notwithstanding any other provision
              --------------------
herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     12.14.   Payments.  All principal, interest, and other amounts to be paid
              --------
by the Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, recoupment, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

     12.15.   Governing Law; Waiver of Jury Trial.
              -----------------------------------

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, NOTWITHSTANDING THE EXECUTION OF THIS AGREEMENT OUTSIDE THE STATE OF FLORIDA.

          (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF COLLIER, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN
     SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

          (d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

          (e) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

     12.16.     Special Funding Option.
                ----------------------

          (a) Notwithstanding anything to the contrary contained herein, any Lender (for purposes of this Section 12.16, a "Granting

Lender") may grant to a special purpose funding vehicle (for purposes of this
Section 12.16, an "SPC") the option to make, on behalf of such Granting Lender, all or a portion of the Advances which such Granting Lender is obligated to make (a "Funding Obligation") under the Five Year Revolving Credit Facility , the 364 Day Revolving Credit Facility and the Letter of Credit Facility, such option to be exercisable in the sole discretion of the SPC; provided, however, that notwithstanding the granting of such option to the SPC, or the exercise of such option by the SPC:

          (i) such Granting Lender's obligations under this Agreement and the Loan Documents shall remain unchanged, including without limitation the indemnification obligations of the Granting Lender pursuant to Section 11.5
                                                               ------------
hereof;

          (ii) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of all Funding Obligations;

          (iii) the Borrower and the Lenders (other than the Granting Lender) shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement, and the Agent shall continue to deal directly with the Granting Lender as agent for the SPC with respect to distribution of payments of principal, interest and fees, notices of Conversion and Continuation and all other matters;

          (iv) such Granting Lender shall retain the sole right to (x) enforce the obligations of the Borrower relating to its Loans, its Notes and its Participations, and (y) to approve any amendment, modification or waiver of any provision of this Agreement;

          (v) shall not constitute as assignment to or participation of such SPC of or in the Granting Lender's Commitments and Participations and Obligations owing thereto;

          (vi)   such SPC shall not become a Lender hereunder;

          (vii) such SPC shall not become obligated or committed to make Advances; and

          (viii) if such SPC elects not to exercise such option or otherwise fails to make all or any part of an Advance, the Granting Lender shall retain its Funding Obligation and be obligated to make the entire Advance or any portion of such Advance not made by such SPC.

                        [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                         HEALTH MANAGEMENT ASSOCIATES, INC.
WITNESS:

____________________     By:_________________________________________
                         Name:_______________________________________
____________________     Title:______________________________________




                         BANK OF AMERICA, N.A.,
                         as Agent for the Lenders

WITNESS:

___________________      By:_________________________________________
                         Name:_______________________________________
___________________      Title:______________________________________

                             BANK OF AMERICA, N.A.

WITNESS:

___________________      By:_________________________________________
                         Name:_______________________________________
___________________      Title:______________________________________


                         Lending Office for Base Rate Loans:
                              Bank of America, N.A.
                              101 North Tryon Street, 15th Floor
                              NC1-001-15-04
                              Charlotte, North Carolina 28255
                              Attention:_____________________________
                              Telephone:     (704) 386-
                              Telefacsimile: (704) 386-9923

                         Wire Transfer Instructions:
                              Bank of America, N.A.
                              ABA#: 053000196
                                    ---------------------------------
                              Account No.: 1366212250600
                                           --------------------------
                              Reference: Health Management Associates
                                         ----------------------------
                              Attention: Corporate Credit Services
                                         ----------------------------


                         Lending Office for Eurodollar Rate Loans:
                              Bank of America, N.A.
                              101 North Tryon Street, 15th Floor
                              NC1-001-15-04
                              Charlotte, North Carolina 28255
                              Attention:_____________________________
                              Telephone:     (704) 386-
                              Telefacsimile: (704) 386-9923

                         Wire Transfer Instructions:
                              Bank of America, N.A.
                              ABA#___________________________________
                              Account No.:___________________________
                              Reference:_____________________________
                              Attention:_____________________________